SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                                MATTEL, INC.
                                ------------
             (Exact name of registrant as specified in its charter)


             Delaware                                           95-1567322
----------------------------------                         -------------------
(State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                         Identification No.)



333 Continental Boulevard, El Segundo, California                   90245-5012
-------------------------------------------------                   ----------
(Address of principal executive offices)                            (Zip Code)




       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered
-------------------                           ------------------------------
Common Stock, $1.00 par value                 New York Stock Exchange
                                              Pacific Stock Exchange

Depositary Shares, each representing          New York Stock Exchange
one twenty-fifth of a share of Series
C Mandatorily Convertible Redeemable
Preferred Stock

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]


       Securities to be registered pursuant to Section 12(g) of the Act:


                                   NONE
                              --------------
                              Title of class

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         Reference is made (i) to the discussion set forth under the caption "DESCRIPTION OF CAPITAL STOCK OF MATTEL" on pages 55-66 of the Registrant's Registration Statement on Form S-4 (Registration No. 333-21785), filed with the Securities and Exchange Commission on February 14, 1997, and (ii) to Registrant's Current Report on Form 8-K dated July 22, 1996, each of which is hereby incoporated by reference in its entirety.


Item 2.  Exhibits.
         ---------

         No.                        Document
         ---       -------------------------------------------
         2.1*      Form of Certificate of Designations,
                   Preferences, Rights and Limitations of the Series C Mandatorily Convertible Redeemable
                   Preferred Stock

         2.2       Form of Deposit Agreement (incorporated
                   by reference to Exhibit 4.2 to the
                   Registrant's Registration Statement on
                   Form S-4 filed February 14, 1997)

         2.3 Form of Depositary Receipt (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on
                   Form S-4 filed February 14, 1997)


        --------------
        * Filed herewith.

                            SIGNATURE
                            ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      MATTEL, INC.
                                      Registrant

                                      By: /s/ Robert Normile
                                          -----------------------------
                                          Robert Normile
                                          Vice President, Assistant Secretary
Date: March 21, 1997                      and Assistant General Counsel
      --------------